EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, Stewart E. McClure, Jr. and Gerard Riker hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr. President, Chief Executive Officer and Chief Operating Officer

Date: March 21, 2008

By:	/s/ Gerard Riker

Gerard Riker Executive Vice President and Chief Financial Officer

Date: March 21, 2008